UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2017

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On March 22, 2017, General Electric Company (the Company), based on discussions with Trian Fund Management (Trian), disclosed its investor framework to set an Industrial operating profit-(a) target of $17.2 billion for 2017, consistent with the Company's total-year outlook. In addition, based on discussions with Trian and as previewed at the March 8th GE Power & Renewable Energy investor meeting in New York, the Company increased its targeted reduction in Industrial structural costs-(b) (which consist of selling, general and administrative costs, adjusted Corporate operating profit and other fixed product and service costs, otherwise referred to as "base costs") from a total of $24.9 billion in 2016 to $23.9 billion for 2017. The Company is also targeting reduced Industrial structural costs of $22.9 billion for 2018.

(a)- Industrial operating profit is before tax and interest charges and excludes non-operating pension costs, restructuring and other charges, and gains.

(b)- Industrial structural costs include segment structural costs excluding the impact of business acquisitions and dispositions, plus total Corporate operating profit excluding non-operating pension costs, restructuring and other charges and gains. To establish a consistent baseline, the 2016 amount excluded Appliances (which the Company sold in the second quarter of 2016), and the 2017 amount will exclude significant transactions such as Baker Hughes, LM Wind Power, and additive manufacturing (Arcam & Concept Laser).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)

On March 21, 2017, in connection with the investor framework described above and based on discussions with Trian, the Company's Board of Directors modified the performance framework for the members of the Company's executive management team (consisting of the Company's CEO and each of his direct reports at the senior vice president level and above), so that their 2017 bonuses will be increased or decreased from what otherwise would be payable to them pursuant to the terms of the Company's annual cash bonus program, based on achievement of these targets. Specifically, (1) if both the Industrial operating profit target and Industrial structural cost targets for 2017 are achieved, bonuses will be increased by 20%; (2) if neither of these targets is achieved, their bonuses will be decreased by 20%; and (3) if only one of these targets is achieved and the other one is missed, there will be no impact on their bonuses.

For 2018, the Company will review its performance framework with a goal to further align incentives around the most critical financial metrics driving long-term shareowner value.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit Description

99 Calculation of Industrial operating profit and Industrial structural costs.

Non-GAAP Financial Measures
The Industrial operating profit and Industrial structural cost reduction metrics we refer to in this document are considered non-GAAP financial measures under U.S. Securities and Exchange Commission rules. For an explanation of how these metrics are calculated, see Exhibit 99.

We believe that it is impractical to provide a reconciliation to the equivalent GAAP measure for the forward-looking targets described above (Industrial operating profit and Industrial structural costs, respectively) as they involve a number of unknown variables, including the effects of future acquisitions, dispositions and currency exchange.

Forward-Looking Statements
This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: March 22, 2017	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities & Finance Counsel